EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
JUNE 2014 MONTHLY DIVIDEND AND
MAY 30, 2014 RMBS PORTFOLIO CHARACTERISTICS

•	June 2014 Monthly Dividend of $0.18 Per Share
•	RMBS Portfolio Characteristics as of May 30, 2014

Vero Beach, Fla., June 11, 2014 - Orchid Island Capital, Inc. (the “Company”) (NYSE MKT:ORC) announced that today the Board of Directors declared a monthly cash dividend for the month of June 2014. The dividend of $0.18 per share will be paid June 30, 2014, to holders of record on June 25, 2014, with an ex-dividend date of June 23, 2014.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”) the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that certain percentages of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of May 30, 2014 are presented below. These figures are preliminary and subject to change.  The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 (Whole Pool) Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. intends to elect to be taxed as a real estate investment trust for federal income tax purposes.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2013.

RMBS Valuation Characteristics
($ in thousands)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	May 2014 CPR
Asset Category	Face	Value	Price	Portfolio	Coupon	(Reported in Jun)
As of May 30, 2014
Adjustable Rate RMBS	$4,298	$4,676	108.78	0.54%	4.10%	0.19%
10-1 Hybrid Rate RMBS	75,342	76,043	100.93	8.77%	2.55%	9.20%
Hybrid Adjustable Rate RMBS	75,342	76,043	100.93	8.77%	2.55%	9.20%
15 Year Fixed Rate RMBS	83,693	88,459	105.70	10.20%	3.40%	4.24%
20 Year Fixed Rate RMBS	124,241	132,504	106.65	15.27%	3.93%	3.59%
30 Year Fixed Rate RMBS	476,609	521,585	109.44	60.12%	4.56%	4.41%
Total Fixed Rate RMBS	684,543	742,548	108.47	85.59%	4.31%	4.25%
Total Pass-through RMBS	764,183	823,267	107.73	94.90%	4.15%	4.78%
Interest-Only Securities	264,077	34,392	13.02	3.96%	4.31%	16.21%
Inverse Interest-Only Securities	73,732	9,884	13.41	1.14%	6.03%	12.63%
Structured RMBS	337,809	44,276	13.11	5.10%	4.69%	15.36%
Total Mortgage Assets	$1,101,992	$867,543		100.00%	4.18%	8.13%

RMBS Assets by Agency			Investment Company Act of 1940 (Whole Pool) Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of May 30, 2014			As of May 30, 2014
Fannie Mae	$536,239	61.8%	Whole Pool Assets	$730,550	84.2%
Freddie Mac	320,072	36.9%	Non Whole Pool Assets	136,993	15.8%
Ginnie Mae	11,232	1.3%	Total Mortgage Assets	$867,543	100.0%
Total Mortgage Assets	$867,543	100.0%

Repurchase Agreement Exposure By Counterparty
($ in thousands)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of May 30, 2014	Borrowings	Debt	in Days	Maturity
Citigroup Global Markets Inc	$155,346	19.9%	49	8/27/2014
Cantor Fitzgerald & Co	80,710	10.3%	17	6/23/2014
KGS-Alpha Capital Markets, L.P	76,191	9.8%	38	10/3/2014
Morgan Stanley & Co	66,373	8.5%	81	8/19/2014
CRT Capital Group, LLC	64,558	8.3%	67	8/25/2014
Mitsubishi UFJ Securities (USA), Inc	58,841	7.5%	14	7/25/2014
Goldman, Sachs & Co	56,637	7.3%	56	7/28/2014
ED&F Man Capital Markets Inc	53,094	6.8%	52	8/1/2014
J.P. Morgan Securities LLC	48,328	6.2%	41	7/11/2014
Mizuho Securities USA, Inc	41,035	5.3%	38	7/10/2014
South Street Securities, LLC	40,062	5.0%	17	6/27/2014
Suntrust Robinson Humphrey, Inc	39,948	5.1%	5	6/6/2014
Total Borrowings	$781,123	100.0%	42	10/3/2014

RMBS Risk Measures
($ in thousands)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)(1)	(+50 BPS)(1)
As of May 30, 2014
Adjustable Rate RMBS	$4,676	1	10.16%	2.00%	$6	$(14)
Hybrid Adjustable Rate RMBS	76,043	105	7.55%	2.00%	1,755	(2,157)
Total Fixed Rate RMBS	742,548	n/a	n/a	n/a	15,018	(19,996)
Total Pass-through RMBS	823,267	n/a	n/a	n/a	16,779	(22,167)
Interest-Only Securities	34,392	n/a	n/a	n/a	(6,499)	6,482
Inverse Interest-Only Securities	9,884	1	6.18%	n/a	(476)	31
Structured RMBS	44,276	n/a	n/a	n/a	(6,975)	6,513
Total Mortgage Assets	$867,543	n/a	n/a	n/a	$9,804	$(15,654)
Funding Hedges
					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance	End Date	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures Contracts - Short Positions			$500,000	Dec-2018	$(8,525)	$9,883
Payer Swaption			100,000	Mar-2020	$(405)	$883
Grand Total					$874	$(4,888)

(1)
Modeled results from Citigroup Global Markets, Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR OAS. These results are for illustrative purposes only and actual results may differ materially.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400